UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

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                             PMA Capital Corporation
                (Name of Registrant as Specified In Its Charter)

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
PMA Capital
A Specialty Risk Management Company

Mellon Bank Center   Suite 2800
1735 Market Street
Philadelphia, PA 19103-7590                                        PRESS RELEASE
--------------------------------------------------------------------------------
 For Release:  Immediate

     Contact:  Albert D. Ciavardelli
               (215) 665-5063

                        PMA Capital Corporation Announces
                        ---------------------------------
                     Date of Annual Shareholders Meeting and
                     ---------------------------------------
                        Proposals for Shareholder Action
                        --------------------------------


Philadelphia, PA, February 2, 2000 - PMA Capital Corporation (NASDAQ: PMACA) today announced that the 2000 Annual Meeting of Shareholders will be held at 9:00 a.m. Eastern Standard Time on Monday, April 24, 2000, at 380 Sentry Parkway, Blue Bell, PA. The record date for determining shareholders entitled to vote at the Annual Meeting will be March 6, 2000.

The Board of Directors approved the following proposals to be presented to the shareholders at the Annual Meeting:

     1. Election of four directors (Messrs. Frederick W. Anton III, Joseph H. Foster, James F. Malone III and L.J. Rowell, Jr.) to serve until 2003.
     2. Approval of an amendment to the Company's Amended and Restated Articles of Incorporation to reclassify and convert each issued share of the Company's Common Stock into one share of Class A Common Stock.
     3. Approval of an amendment to the Company's Amended and Restated Articles of Incorporation to authorize two million shares of undesignated Preferred Stock, $0.01 par value per share, and to
          authorize  the  Board,  without  further  shareholder   approval,   to
          designate one or more series of Preferred Stock, with rights and privileges as the Board may determine.
     4.   Approval of the PMA Capital Corporation Annual Incentive Plan.
     5. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 2000.

The Board's approval of Proposals 2 and 3 is conditioned upon shareholder approval of both of the Proposals at the Annual Meeting. Proposal 2 will require the affirmative class vote of two-thirds of the outstanding shares of Common Stock, and the combined vote of a majority of the outstanding shares of Common and Class A Common Stock. Proposal 3 will require the affirmative vote of a majority of the outstanding shares of Common and Class A Common Stock, each voting separately as a class.

Members of the Board of Directors, executive officers and PMA Foundation own in the aggregate approximately 7.30 million shares of Common Stock and approximately 2.49 million shares of Class A Common Stock as of December 31, 1999, representing 55% of the voting power of the Company's outstanding capital stock and intend to vote in favor of all of the above proposals. As of December 31, 1999, the Company had outstanding approximately 12.65 million shares of Common Stock and approximately 9.69 million shares of Class A Common Stock.

If the proposals are adopted, members of the Board of Directors, executive officers and PMA Foundation will continue to own in the aggregate approximately
9.79 million shares of Class A Common Stock representing 44% of the outstanding shares and voting power of the Company's capital stock.

The Company believes that the reclassification and conversion of Common Stock to Class A Common Stock will simplify the Company's capital structure and may, among other things, create a more liquid trading market for the Class A Common Stock. However, the Company cannot predict what effect the reclassification amendment will have on the trading volume or market price of the Class A Common Stock.

The Company has no present plan to issue any shares of preferred stock if Proposals 2 and 3 are approved. If these proposals are approved, the Board of Directors intends to adopt a shareholder rights plan at its next regularly scheduled meeting in May 2000.

This press release contains forward-looking statements. In addition to the cautionary statements set forth with the forward-looking statements, readers should evaluate the forward-looking statements in this press release with the cautionary statements contained in the Company's 1998 Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, which are incorporated by reference in this press release. The Company disclaims any obligation to update forward-looking information.

Important Notice:
-----------------
All shareholders of the Company are urged to read the Company's proxy statement relating to the 2000 Annual Meeting when it is available because it will contain important information about the proposals described in this press release. The Company intends to mail its definitive proxy statement to holders of record sometime during the last two weeks of March. At the same time, the Company's preliminary and definitive proxy statements, and any other relevant documents, will be available for free at the Securities and Exchange Commission's website (www.sec.gov). Further, when they are available, the Company's notice of meeting, proxy statement and 1999 Annual Report will be available for free from the Company by contacting Albert D. Ciavardelli, Vice President--Finance at 215-665-5063.

The proposals described in this press release are management proposals, and the participants in the solicitation relating to these proposals include the current directors, nominees for director at the 2000 Annual Meeting and certain officers of the Company. The officers of the Company who are participants in this solicitation include: Frederick W. Anton III, Chairman of the Board, John W.

Smithson, President and Chief Executive Officer, Francis W. McDonnell, Senior Vice President and Chief Financial Officer, and Albert D. Ciavardelli, Vice President-Finance.


Certain Information Concerning Participants
-------------------------------------------
The security holdings of the directors, director nominees and officers who are participating in this solicitation are available from the Company at the above telephone number.


PMA Capital Corporation, headquartered in Philadelphia, Pennsylvania, is an insurance holding company, whose operating subsidiaries provide specialty risk management products and services to customers throughout the United States. The primary product lines of PMA Capital's subsidiaries include: 1) property and casualty reinsurance, underwritten and marketed through PMA Re; 2) managed care workers' compensation, integrated disability and other commercial property and casualty lines of insurance in the Mid-Atlantic and Southern regions of the United States, underwritten and marketed under the trade name The PMA Insurance Group; and 3) excess and surplus lines coverages, underwritten and marketed by Caliber One.